EXHIBIT 99.2

Debra I. Grassgreen (CA Bar No. 169978)
Joshua M. Fried (CA Bar No. 181541)
Pachulski, Stang, Ziehl, Young, Jones
         & Weintraub P.C.

150 California Street, 15th Floor
San Francisco, California  94111-4500

Telephone: 415/263-7000
Facsimile:  415/263-7010

E-mail:       DGRASSGREEN@PSZYJW.COM

              JFRIED@PSZYJW.COM

Attorneys for Fresh Choice, Inc.,
Debtor and Debtor in Possession

                         UNITED STATES BANKRUPTCY COURT

                         NORTHERN DISTRICT OF CALIFORNIA

                                SAN JOSE DIVISION

In re                                       Case No.:  04-54318 (ASW)



FRESH CHOICE, INC.,                         Chapter 11



                      Debtor.         FINDINGS OF FACT AND
                                      CONCLUSIONS OF LAW AND
                                      ORDER (1) CONFIRMING
                                      FIRST AMENDED JOINT
                                      PLAN OF REORGANIZATION
                                      OF FRESH CHOICE, INC.;
                                      AND (2) GRANTING PLAN
                                      MODIFICATION

                                      MOTION

                                      CONFIRMATION HEARING:

                                      Date:October 21, 2005

                                      Time:8:30 a.m.
Federal Tax ID No.: 77-0130849

                                    Place:  United States Bankruptcy Court
                                            280 South First Street, Rm. 3099
                                            San Jose, CA

                                    Judge:  Honorable Arthur S. Weissbrodt

--------------------------------------------------

     Fresh Choice, Inc. (the "Debtor") has filed its FIRST AMENDED JOINT PLAN OF REORGANIZATION OF FRESH CHOICE, INC., as modified (the "Plan").(1) The Plan is jointly proposed by the Debtor, the Official Committee of Unsecured Creditors (the "Committee"), Crescent Real Estate Equities Limited Partnership ("Crescent") and Cedarlane Natural Foods, Inc. ("Cedarlane," and together with the Debtor, the Committee and Crescent, the "Proponents").


         A hearing was held before this Court on October 21, 2005 (the "Confirmation Hearing"), to consider confirmation of the Plan. Appearances of the parties are noted on the record of the Confirmation Hearing. The Court has reviewed the DEBTOR'S FIRST AMENDED DISCLOSURE STATEMENT IN SUPPORT OF JOINT PLAN OF REORGANIZATION, dated August 16, 2005 (the "Disclosure Statement") and the following pleadings, declarations, and other matters submitted in support of the Confirmation of the Plan:

-----------------
(1) Capitalized terms not defined herein shall have the meanings set forth in the Plan.

     (1) Certificates of Service by First Class Mail, filed on August 29, 2005 and October 20, 2005 (the "Plan Proofs of Service"), setting forth evidence of service of the Disclosure Statement, the Plan and related documents under Local Rule 3018-1(b) for the Northern District of California (the "Local Rules");

     (2) Certificates of Service by First Class Mail, filed on August 29, 2005 and October 20, 2005 (the "Proofs of Service of Notices of Non-Voting Status"), setting forth evidence of service of the NOTICE OF NON-VOTING STATUS FOR MEMBERS OF CLASS 2 (SECURED CLAIM OF FAIRFIELD NOTE); CLASS 5 (SERIES B PREFERRED INTERESTS); AND CLASS 7 (CLAIMS OF WORKERS' COMPENSATION INSURERS) CONCERNING JOINT PLAN OF REORGANIZATION, served on the known members of Class 2, Class 5 and Class 7 of the Plan, and NOTICE OF NON-VOTING STATUS FOR MEMBERS OF CLASS 6 (REMAINING PREFERRED INTERESTS AND COMMON INTERESTS) CONCERNING JOINT PLAN OF REORGANIZATION, served on the Debtor's known common equity security holders and members of Class 6 of the Plan;

     (3) MOTION TO MODIFY FIRST AMENDED JOINT PLAN OF REORGANIZATION, and Certificate of Service by First Class Mail filed on September 9, 2005 (the "Plan Modification Motion");

     (4) SUBMISSION OF SUPPLEMENTAL INFORMATION TO FIRST AMENDED DISCLOSURE STATEMENT IN SUPPORT OF JOINT PLAN OF REORGanization, filed on September 12, 2005 (the "First Supplement"), and Certificate of Service by First Class Mail filed on September 13 2005;

     (5) NOTICE OF FILING OF SUPPLEMENTAL INFORMATION TO JOINT PLAN OF REORGANIZATION AND DISCLOSURE STATEMENT and Certificate of Service by First Class Mail filed, filed on September 12, 2005, and served on the known creditors entitled to vote on the Plan and other parties in interest;

     (6) SUBMISSION OF SUPPLEMENTAL EXHIBITS TO JOINT PLAN OF REORGANIZATIOn, filed on September 12, 2005 (the "Supplemental Exhibits");

     (7) SUBMISSION OF PLAN SPONSORS OF SECOND SUPPLEMENTAL DISCLOSURE TO FIRST AMENDED DISCLOSURE STATEMENT IN SUPPORT OF JOINT PLAN OF REORGANIZATION AND SUPPLEMENTAL DOCUMENTS, filed on October 11, 2005 (the "Second Supplement"); and Certificate of Service by First Class Mail of the Second Supplement, filed on October 12, 2005;

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

     (8) DECLARATION OF JOHN D. VANDER HOOVEN REGARDING TABULATION OF BALLOTS FOR FIRST AMENDED JOINT PLAN OF REORGANIZATION OF FRESH CHOICE, INC., filed with the Court on October 7, 2005, setting forth the results of voting on Plan under Local Rule 3018-1(a) (the "Voting Summary");

     (9) DECLARATION OF DAVID E. PERTL IN SUPPORT OF CONFIRMATION OF FIRST AMENDED JOINT PLAN OF REORGANIZATION OF FRESH CHOICE, Inc., filed with the Court on October 18, 2005 (the "Pertl Declaration");

     (10) DECLARATION OF JEFFREY L. STEVENS IN SUPPORT OF CONFIRMATION OF FIRST AMENDED JOINT PLAN OF REORGANIZATION OF FRESH CHOICE, INC., filed with the Court on October 18, 2005;

     (11) DECLARATION OF GEOFFREY BICKHAM IN SUPPORT OF CONFIRMATION OF FIRST AMENDED JOINT PLAN OF REORGANIZATION OF FRESH CHOICE, INC., filed with the Court on October 18, 2005;

     (12) DECLARATION OF RONALD ANDRIKIAN IN SUPPORT OF CONFIRMATION OF FIRST AMENDED JOINT PLAN OF REORGANIZATION OF FRESH CHOICE, INC., filed with the Court on October 18, 2005;

     (13) SUPPLEMENTAL DECLARATION OF RONALD ANDRIKIAN IN SUPPORT OF CONFIRMATION OF FIRST AMENDED JOINT PLAN OF REORGANIZATION OF FRESH CHOICE, INC., filed with the Court on October 19, 2005 (the "Supplemental Andrikian Declaration"); and

     (14) DECLARATION OF DAVID E. PERTL IN SUPPORT OF MOTION TO (1) APPROVE PAYMENT OF BREAKUP FEE IN CONNECTION WITH AGREEMENT TO SPONSOR PLAN OF REORGANIZATION; AND (2) GRANT ADMINISTRATIVE EXPENSE PRIORITY TO BREAKUP FEE EXPENSE, filed with the Court on June 10, 2005 (the "June 10, 2005 Pertl Declaration").

         Objections to the Plan were filed by (1) FR Westgate Mall, LLC, Stoneridge Properties, LLC, Sunvalley Shopping Center, LLC and Milpitas Mills Limited Partnership; and SyWest Development (the "Objecting Landlords") and (2) San Luis Obispo Downtown Centre, LLC (together, with the objections filed by the Objecting Landlords, the "Objections"). Prior to the Confirmation Hearing, the Debtor and the Plan Sponsors consensually resolved the Objections with the objecting parties and so advised the Court. The Court has further examined the record of this chapter 11 case and has considered the offers of proof and the arguments and representations of counsel at the Confirmation Hearing. Based on the foregoing matters, due deliberation having been given to the transactions set forth in the Plan and good cause appearing, the Court makes the following findings of fact and conclusions of law confirming the Plan:

                                       I.
                     FINDINGS OF FACT AND CONCLUSIONS OF LAW

A.       JURISDICTION AND VENUE.
         On July 12, 2004, the Debtor filed a chapter 11 petition under the Bankruptcy Code. This Court has jurisdiction to confirm the Plan pursuant to 28 U.S.C. ss. 1334 and 147. The Confirmation Hearing is a core proceeding under 28 U.S.C. ss. 157(b)(2)(L) and venue of this case in the Northern District of California is proper under 28 U.S.C. ss. 1408.

B.       NOTICE OF PLAN PROCEEDINGS.
         On June 11, 2005, the Debtor filed the Plan and Disclosure Statement. On July 22, 2005 and August 24, 2005, the Debtor filed amendments to the Plan and Disclosure Statement. On August 2, 2005, the Court conducted a hearing to consider approval of the Disclosure Statement. The Court entered an order (the "Disclosure Statement Order"), approving the Disclosure Statement and granting the Debtor's MOTION FOR APPROVAL OF (I) PLAN SOLICITATION AND NOTICE PROCEDURES;
(II) VOTING PROCEDURES AND FORMS OF BALLOTS; AND (III) NOTICES OF NON-VOTING STATUS FOR CLASSES DEEMED TO ACCEPT OR REJECT PLAN. On August 22, 23, and 25, 2005, the Debtor served the Plan, the Disclosure Statement, notice of the Confirmation Hearing, and the Ballots (the "Solicitation Package") by mail to all creditors entitled to vote on the Plan and other parties in interest as provided by Bankruptcy Rules 2002, 3017, 3018, and 3019 and the Disclosure Statement Order. On August 22, 2005, the Debtor served the NOTICE OF NON-VOTING STATUS FOR MEMBERS OF CLASS 2 (SECURED CLAIM OF FAIRFIELD NOTE); CLASS 5 (SERIES B PREFERRED INTERESTS); AND CLASS 7 (CLAIMS OF WORKERS' COMPENSATION INSURERS) CONCERNING JOINT PLAN OF REORGANIZATION on the known members of Class 2, Class 5 and Class 7. On or about August 24, 2005, the NOTICE OF NON-VOTING STATUS FOR MEMBERS OF CLASS 6 (REMAINING PREFERRED INTERESTS AND COMMON INTERESTS) CONCERNING JOINT PLAN OF REORGANIZATION was served on the known members of Class 6 by Automatic Data Processing, Inc. The proper and timely service of the Solicitation Packages, the Notices of Non-Voting Status, the Supplemental Exhibits, the First Supplement and the Second Supplement is evidenced by the Plan Proofs of Service and Proofs of Service of Notices of Non-Voting Status and the Court finds such notice sufficient. The Court further finds that the Proponents have complied with the terms of the Disclosure Statement Order and that notice of the Confirmation Hearing was appropriate in the particular circumstances of this chapter 11 case.

C.       MODIFICATION OF THE PLAN.
         Since the entry of the Disclosure Statement Order, the Plan has been modified as described in the Plan Modification Motion, the brief in support of confirmation of the Plan filed by the Debtor, the record of the Confirmation Hearing, and this Confirmation Order (collectively, the "Plan Modifications"). The Plan Modifications are nonmaterial and comply with Section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019. Accordingly, good cause exists to grant the Plan Modification Motion and to approve the Plan Modifications (including but not limited to the conversion of the Debtor from a corporation to a limited liability company). A copy of the Plan, as modified, is annexed hereto as EXHIBIT A.

D.       VOTING ON THE PLAN.
         The Disclosure Statement Order fixed September 20, 2005 as the last day to vote to accept or reject the Plan. The Debtor tabulated the Ballots accepting and rejecting the Plan and reported in the Voting Summary. As set forth in the Voting Summary, all impaired Classes entitled to vote on the Plan, with the exception of Class 6 (Common Interests and Remaining Preferred Interest), have accepted the Plan in both number and amount pursuant to section 1126 of the Bankruptcy Code. Class 6 is deemed to have rejected the Plan for the reasons set forth herein.

E.       COMPLIANCE WITH SECTION 1129.
         The Plan complies with all of the requirements set forth in section 1129 of the Bankruptcy Code, including the following:

     1. PLAN COMPLIANCE - SECTION 1129(A)(1).
        The Plan complies with all applicable provisions of the Bankruptcy Code. The Plan designates seven separate Classes of Claims and Interests. The Plan adequately and properly classifies all Claims and Interests required to be classified and thus satisfies the requirements of sections 1122 and 1123(a)(1) of the Bankruptcy Code.

         Article IV of the Plan designates Class 2, Class 5, and Class 7 as unimpaired. Thus, the Plan satisfies section 1123(a)(2) of the Bankruptcy Code.

         Article IV of the Plan designates Class 1, 3, 4 and 6 as impaired. The Plan adequately specifies the treatment of each impaired Class of Claims and Interests and thus satisfied the requirements of section 1123(a)(3) of the Bankruptcy Code.

         Article IV of the Plan provides for the same treatment of Claims within each Class. Thus, the requirements of section 1124(a)(4) of the Bankruptcy Code are satisfied. The Plan also provides adequate means for the Plan's implementation.

         Article V of the Plan sets forth the means for implementation of the Plan. It is anticipated that the Plan will be implemented by effectuating a recapitalization of the Debtor through an equity contribution by affiliates of the Plan Sponsors of: $3 million, a $5 million loan to be made by GE Capital Franchise Finance Corporation ("GECFFC") to the Reorganized Debtor(2) on such terms and conditions as set forth in the commitment letter from GECFFC, a copy of which is attached as Exhibit A to the Supplemental Andrikian Declaration, cash on hand, and, to the extent needed at closing, the loan of up to an additional $2 million made by affiliates of the Plan Sponsors to Reorganized Debtor. These sources will be used, among other things, to fund an Unsecured Creditor Contribution in the amount of $5.5 million cash to be paid on the effective date (in addition to the issuance of a subordinated secured note for $2.5 million) for the benefit of holders of Allowed Class 4 Unsecured Claims. The Common Interests and Remaining Preferred Interests in the Debtor will be cancelled, and the New Interests shall be issued to the Plan Sponsors. In consideration of acquiring ownership of the Reorganized Debtor, the Plan Sponsors (through affiliates) will make the above-referenced equity contribution to the Reorganized Debtor.

--------------------
(2) As set forth in the Second Supplement, the Reorganized Debtor is defined as "Fresh Choice, LLC", PROVIDED HOWEVER, that neither the Reorganized Debtor's board of managers nor the Reorganized Debtor's equity security interest holders shall be precluded or otherwise limited from taking any corporate action subsequent to the Effective Date that effectuates a change in the name of the Reorganized Debtor.

         The Plan provides that all Estate Assets shall revest in the Reorganized Debtor upon the Effective Date, free and clear of all Liens, Claims, and Interests except as provided in the Plan. Article V of the Plan also provides for the Committee to remain in existence to administer the Unsecured Creditor Contribution, and to object to and resolve claims payable from the Unsecured Creditor Contribution and to effectuate distributions to creditors.
Article V of the Plan also sets forth procedures governing the allowance of Claims and the distribution of the Unsecured Creditor Contribution to the holders of Allowed Unsecured Claims.

         Article V of the Plan provides that the New Corporate Documents will prohibit the issuance of nonvoting securities in the Reorganized Debtor to parties other than the Plan Sponsors or their affiliates, who shall be the sole holders of Interests in the Reorganized Debtor on the Effective Date, subject to further amendment as permitted by applicable law. Thus, the requirements of section 1123(a)(6) are satisfied.

         The Plan Sponsors have disclosed the identity of new officers and a new board of managers of the Reorganized Debtor as set forth in the Disclosure Statement and the First Supplement. The Plan provides that the Committee will remain in existence and will be appointed as the representative of the Estate for the limited purposes of, among other things, administering the Unsecured Creditor Contribution, administering Unsecured Claims (other than New Rejection Claims), objecting to Unsecured Claims, resolving or handling any litigation involving Disputed Claims that are asserted as Unsecured Claims (other than the New Rejection Claims), and making distributions (or directing the Disbursing Agent, as disclosed, to effectuate distributions) to the holders of Allowed Unsecured Claims (other than New Rejection Claims) from the Unsecured Creditor Contribution. Thus, the provisions of section 1123(a)(7) of the Bankruptcy Code are satisfied.

         The Plan also contains provisions for implementation that are reasonable and consistent with sections 1123(a)(7) and 1123(b) of the Bankruptcy Code.

2.       PROPONENTS' COMPLIANCE - SECTION 1129(A)(2).
         The Proponents have complied with the applicable provisions of the Bankruptcy Code and the Bankruptcy Rules. The Proponents solicited acceptances of the Plan in accordance with the requirements of the Disclosure Statement Order and in good faith, as that term is used in Section 1125(e) of the Bankruptcy Code. The Court previously found that the Disclosure Statement contains adequate information, as that term is defined in Section 1125(e) of the Bankruptcy Code. The Ballots of holders of Claims entitled to vote on the Plan were properly solicited and tabulated. The Proponents have further complied with all the provisions of the Bankruptcy Code and the Bankruptcy Rules governing notice of the Confirmation Hearing, approval of the Disclosure Statement and all other matters considered by the Bankruptcy Court in this chapter 11 case. The record in the chapter 11 case further discloses that the Debtor has attempted in good faith to comply with the orders of the Court entered during the pendency of the case and that the Debtor has not violated any such orders. Further, the record in this chapter 11 case further disclosed that the Plan Sponsors have entered into the Plan Agreement and have sponsored the Plan, and their affiliates will acquire the equity interests in the Reorganized Debtor, in good faith.

3.       GOOD FAITH - SECTION 1123(A)(3).
         The Pertl Declaration establishes that the Plan has been proposed in good faith and not by any means forbidden by law. No person has timely filed a valid objection to confirmation of the Plan on the grounds that the Plan was not proposed in good faith, or by any means forbidden by law. The Court has examined the totality of the circumstances surrounding the formulation of the Plan. The Plan has been accepted by the holders of Claims in all Classes that voted on the Plan and such acceptance evidences the informed judgment of Creditors that the Plan is in their best interests. Therefore, the Court finds that the Plan has been proposed in good faith with the legitimate and honest purpose of reorganizing the debts of the Debtor.

4.       PLAN PAYMENTS - SECTION 1129(A)(4).
         Section 3.3 of the Plan provides that any payments made or to be made by the Debtor to professional persons for services rendered or for costs and expenses incurred in, or in connection with, this case through the Effective Date of the Plan (including substantial contribution claims filed by the Plan Sponsors) have been or will be disclosed to the Court in applications to employ or to compensate such professionals or persons, subject to approval by the Court as reasonable. Under the Plan, the Committee will also be required to provide ten (10) days' notice and an opportunity for hearing to all Committee members and the Office of the United States Trustee prior to making any payments to the Committee's professionals from and after the Effective Date of the Plan. Accordingly, the Plan complies with the requirements of Bankruptcy Code section 1129(a)(4).

5.       OFFICER AND DIRECTOR AFFILIATIONS - SECTION 1129(A)(5).
         The Disclosure Statement and the Supplement disclose the identities and affiliations of each individual proposed to serve, after confirmation of the Plan, as a director, officer, or voting trustee of the Reorganized Debtor. Pursuant to the Disclosure Statement and Supplement, Jerry R. Crenshaw, Jeffrey
L. Stevens; Robert Atallah, Jr.; George Hourani; and Geoffrey Bickham shall serve on the Reorganized Debtor's board of managers. The Supplement discloses that the Reorganized Debtor's officers are expected to consist primarily of the same persons currently holding those positions for the Debtor and are expected to be employed by the Reorganized Debtor on substantially the same terms and conditions prior to confirmation of the Plan. The appointment of the board of managers and officers of the Reorganized Debtor is consistent with the interest of creditors, equity security holders in the Reorganized Debtor, and with public policy. Accordingly, the Plan satisfies the requirements of section 1129(a)(5) of the Bankruptcy Code.

6.       RATES - SECTION 1129(A)(6).
         There are no rate changes provided for in the Plan.

7.       BEST INTERESTS - SECTION 1129(A)(7).
         Article IX of the Disclosure Statement contains a liquidation analysis (the "Liquidation Analysis"). Based on the Liquidation Analysis, the Court finds that the Plan complies with the "best interests test" set forth in section 1129(a)(7) of the Bankruptcy Code.

8.       ACCEPTANCE/CRAMDOWN - SECTIONS 1129(A)(8) AND 1129(B).
         The Voting Summary provides that the Plan has been accepted, within the meaning of section 1126(c) of the Bankruptcy Code, by the holders of impaired Claims in Class 1 (Priority Employee Claims), Class 3 (Secured Claims of Mid-Peninsula Bank and Other Secured Claims), and Class 4 (Unsecured Claims). No Class of Creditors voted to reject the Plan.

         Under the Plan, Class 2 (Secured Claim of the Fairfield Note), Class 5 (Series B Preferred Interests), and Class 7 (Claims of Workers' Compensation Insurers) are unimpaired under the Plan and deemed to accept the Plan pursuant to section 1126(f) of the Bankruptcy Code. Class 6 (Remaining Preferred Interests and Common Interests) is impaired under the Plan and deemed to reject the Plan under section 1126(g) of the Bankruptcy Code.

         Pursuant to section 4.8 of the Plan, the Proponents have requested confirmation of the Plan under the cramdown provisions of section 1129(b) of the Bankruptcy Code. The Plan does not discriminate unfairly against Class 6 because there is only sufficient value in this case to provide a return to Classes of Claims that are senior to the Remaining Preferred Interests and Common Interests. The Plan is also fair and equitable as to Class 6, consistent with section 1129(b)(2)(C) of the Bankruptcy Code, because the holder of any interest that is junior to the Interests of such Class will not receive or retain any property under the Plan on account of such junior interest. Accordingly, the Plan satisfies the tests set forth in section 1129(b)(2)(C) of the Bankruptcy Code and the Plan may be confirmed over the deemed rejection of Class 6.

9.      ADMINISTRATIVE EXPENSES AND PRIORITY CLAIMS - SECTION 1129(A)(9).
         Section 3.1 of the Plan provides that each Allowed Administrative Claim, unless the holder of such Claim has agreed to a different treatment, shall be paid in full by the Reorganized Debtor from Available Cash. The Plan also provides that, except to the extent that the holder of a particular Claim has agreed to different treatment of such Claim, Priority Tax Claims and Priority Employee Claims shall be paid in Cash as soon as practicable on or after the Effective Date or when such Claims are Allowed, or in the case of Priority Tax Claims, shall receive deferred payment to the extent permitted under section 1129(a)(9) of the Bankruptcy Code. Accordingly, the Plan satisfies section 1129(a)(9) of the Bankruptcy Code.

10.      IMPAIRED CLASS ACCEPTANCE - SECTION 1129(A)(10).
         As set forth in the Voting Summary, at least one Class of Claims impaired under the Plan has accepted the Plan, determined without including any acceptance of the Plan by any insider of the Debtor.

11.      FEASIBILITY - SECTION 1129(A)(11).
         The Disclosure Statement, Plan, First Supplement, Second Supplement, the brief and declarations submitted in support of confirmation of the Plan, and all evidence proffered or adduced at the Confirmation Hearing (a) are persuasive and credible, and (b) establish by a preponderance of the evidence that confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Reorganized Debtor. Thus, the requirements of section 1129(a)(11) of the Bankruptcy Code are satisfied.

12.      FEES PAYABLE UNDER 28 U.S.C. SS. 1930 - SECTION 1129(A)(12).
         All fees payable to date under section 1930 of title 28 of the United States Code have been paid, and all such fees incurred after the Effective Date shall be the responsibility of the Reorganized Debtor.

13.      RETIREE BENEFITS - SECTION 1129(A)(13).
         It appears that the Debtor is not obligated to provide "retiree benefits" within the meaning of section 1114(a) of the Bankruptcy Code.

F.       GOOD FAITH SOLICITATION OF THE PLAN - SECTION 1125(E).
         Based on the record of the chapter 11 case, the Proponents and their respective directors, officers, employees shareholders, members, agents, advisors, accountants, financial advisors, consultants, attorneys, and other representatives have acted in "good faith" within the meaning of section 1125(e) of the Bankruptcy Code in compliance with the applicable provisions of the Bankruptcy Code and the Bankruptcy Rules in connection with all their respective activities relating to the solicitation of acceptances of the Plan and their participation in the activities described in section 1125 of the Bankruptcy Code, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code.

G.       ASSUMPTION AND REJECTION--SECTION 1123(B)(2).
         Article IV provides for the assumption, on the Effective Date, of all executory contracts and unexpired leases of the Debtor, except for those agreements identified on Exhibit B to the Plan. The Cures required to assume the Assumed Contracts are set forth on EXHIBIT B hereto. The Plan provides for the payment of any Cures in accordance with section 365(b) of the Bankruptcy Code. The Proponents have provided the Objecting Landlords with adequate assurances of future performance in accordance with Bankruptcy Code section 365(b)(1)(A) and
(b)(3)(A) through separate agreements modifying the Objecting Landlords' respective leases assumed under the Plan. The contracts and leases assumed pursuant to this Order are assumed only to the extent that such contracts and leases constitute executory contracts or unexpired leases. The Court finds that the Debtor has exercised reasonable business judgment in assuming and rejecting the executory contracts and leases under the Plan and has satisfied all requirements of Section 365 of the Bankruptcy Code in connection with the assumption of such executory contracts and leases. The Debtor has agreed on the Cures required to cure any defaults for any assumed unexpired leases of personal property with the lessors of such unexpired leases.

H.       RESOLUTION OF CLAIMS OF MID-PENINSULA BANK/GREATER BAY BANCORP.
         The Plan shall be deemed amended to provide for the resolution of the claims of Mid-Peninsula Bank/Greater Bay Bancorp (the "Bank") as follows:

         Class 3 Claims (Secured Claims of Mid -Peninsula Bank and Other Secured Claims). Class 3 shall consist of the Secured Claims of Mid-Peninsula Bank. Mid-Peninsula's Secured Claims consist of:

                  (i) the outstanding amounts due and payable to Mid-Peninsula Bank under the Mid-Peninsula Loan Agreement, which amounts shall be paid in full on the Effective Date from Available Cash, unless otherwise agreed by Mid-Peninsula Bank and the Debtor;

                  (ii) Mid-Peninsula's contingent Secured Claim arising from the issuance of the Mid-Peninsula Letters of Credit, which shall be treated as follows:

                  (a) Letter of Credit No. SBLC -108113 for the benefit of Crum & Forster (U.S. Fire Insurance Company ($1,372,000). The Reorganized Debtor has entered into an agreement to effectuate a buy-out (of the deductible provisions) of the Crum & Forster (U.S. Fire Insurance Company) insurance policy that this letter of credit secures (thereby releasing the Debtor and Reorganized Debtor from all payment obligations for any workers' compensation claims covered under the policy and thus obviating the need for the letter of credit). The Reorganized Debtor will pay $950,000 to U.S. Fire for the buy-out, subject to such other terms and conditions to which the parties have agreed. On or before the Effective Date, the Reorganized Debtor shall conclude the buy-out of this policy and cause the return of the letter of credit to the Bank for cancellation, accompanied by a letter executed by the beneficiary confirming the beneficiary did not draw on the letter and the letter of credit is being returned un-drawn, and the Reorganized Debtor and the Bank shall make such other agreed upon arrangements as may be necessary to accomplish same.

                  (b) Letters of Credit No. SBLC - 11263 ($950,000) and SBLC - 11389 ($50,000), each for the benefit of Safety National Casualty Corporation. Affiliates of the Plan Sponsors have committed to making the Plan Sponsors Loan to the Reorganized Debtor to provide a cash security deposit for these letters of credit or replacement letters of credit by a different issuing bank. On or before the Effective Date, the Reorganized Debtor shall either (1) cause the cancellation and return of the letters of credit, accompanied by a letter executed by the beneficiary confirming the beneficiary did not draw on the letter and the letter of credit is being returned un-drawn, and the Reorganized Debtor and the Bank shall make such other agreed upon arrangements as may be necessary to accomplish same or (2) deposit $950,000 with the Bank to cash collateralize the $950,000 letter of credit (the Bank shall retain the prior, separate deposit of $50,000 to cash collateralize the $50,000 letter of credit). In the event the Reorganized Debtor selects the second option, the Reorganized Debtor shall notify the Bank at least five (5) days prior to the Effective Date, and the Reorganized Debtor and the Bank shall make such arrangements and execute such documents, as mutually agreed upon, to accomplish same and to grant the Bank a first priority lien in the cash collateral. The Bank agrees that either the Reorganized Debtor or the Plan Sponsors, as the case may be, shall be granted a junior perfected lien position in the collateral account on such terms and conditions as the Bank and the funding source shall reasonably agree.

                  (iii) Mid-Peninsula Bank's claim for attorneys' fees pursuant to the Mid Peninsula Loan Documents, which will be paid in full from Available Cash upon agreement by the Plan Sponsors, the Debtor and Mid Peninsula Bank, or alternatively, upon order of the Bankruptcy Court. In the event there is any dispute as to the amount of such claims for attorneys' fees, the undisputed amount shall be paid to the Bank and the Debtor's counsel shall reserve an amount equal to the disputed amount in its client trust account. For purposes of releasing its lien on all collateral, the Bank's claims for attorneys' fees shall be deemed satisfied upon the payment of undisputed amounts and, if applicable, the reservation of the disputed funds.

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                  (iv) The Bank shall retain all of its liens and cash
collateral rights until receipt of the payments or documents required hereunder. The Reorganized Debtor and the Bank shall make such customary arrangements and execute such customary documents, as mutually agreed upon, to effectuate a release of the Bank's security interests or liens in the Reorganized Debtor's assets upon receipt of the payments or documents required hereunder, save and except such cash collateral that is retained by the Bank under paragraph
(ii)(b)above. The Court shall retain jurisdiction to resolve any disputes which may arise in connection with the foregoing matters.

         I. MARKETING PROCESS AND FAIRNESS OF ACQUISITION. The June 10, 2005 Pertl Declaration provides evidence of the sale, recapitalization and investment process the Debtor commenced after the Petition Date. The Court has reviewed the evidence set forth in the June 10, 2005 Pertl Declaration and the record of the Debtor's chapter 11 case, and finds that the Debtor was extensively and adequately marketed to potential third party investors and acquirers before the Debtor executed the Plan Agreement with the Plan Sponsors, and further finds that the recapitalization of the Debtor proposed by the Plan Sponsors in the Plan Agreement was the best and highest offer for either the sale or the recapitalization of the Debtor for the reasons set forth above and in the June 10, 2005 Pertl Declaration. The Court finds that the Plan Agreement was the result of good faith, arms' length negotiations between the Debtor, Plan Sponsors and the Committee and that the offer set forth in the Plan Agreement is in the best interests of the Estate. The Court further finds that the Plan Sponsors' offer was fair and reasonable under the circumstances and made in good faith by the Plan Sponsors.

J.       CONDITIONS TO CONFIRMATION.
         Article 7.2 of the Plan sets forth conditions to the effectiveness of the Plan. Based on the evidence presented, the Court finds that the conditions precedent to the effectiveness of the Plan are likely to be satisfied as of the Effective Date.

K.       RETENTION OF JURISDICTION.
         The Court finds that it may properly retain jurisdiction over the matters set forth in Article IX of the Plan.


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L.       ADEQUACY OF RECORD.
         The record made at and prior to the Confirmation Hearing was sufficient to enable the Court to make an informed judgment of the Findings of Fact and Conclusions of Law set forth herein, and otherwise to make the determination that the Plan should be confirmed.

                                      II.
                              ORDER CONFIRMING PLAN

         Based on the record of the Confirmation Hearing, all the proceedings held before this Court in the chapter 11 case, and the foregoing findings of fact and conclusions of law,

         IT IS HEREBY ORDERED THAT:

         1.       PLAN CONFIRMED.
         The Plan, as annexed hereto as EXHIBIT A is confirmed. Any objections to confirmation of the Plan, or to the adequacy of the Disclosure Statement, unless previously withdrawn or otherwise resolved are overruled. The Debtor and Reorganized Debtor are authorized to (a) take such actions as may be necessary or appropriate to carry out the Plan, and (b) execute such documents and instruments as may be required or useful to implement the Plan, in either case without the need for further approval of this Court.

          2.       CONFIRMED PLAN BINDING.
         Pursuant to section 1141 of the Bankruptcy Code, upon the Effective Date, the provisions of the Plan, all documents executed in connection with and pursuant to the terms of the Plan, and the Confirmation Order shall be binding upon (a) the Debtor, the Reorganized Debtor, the Plan Sponsors and the Committee; (b) any Creditor of the Debtor, whether or not (i) such Creditor has filed a Proof of Claim or is deemed to have filed a Proof of Claim under sections 501 or 1111 of the Bankruptcy Code, (ii) the Claim of such Creditor is allowed under section 502 of the Bankruptcy Code, (iii) such Creditor has accepted the Plan, or (iv) such Creditor is impaired under the Plan; (c) any holder of an equity interest in the Debtor, whether or not such equity interest is impaired under the Plan and whether or not such equity interest has filed, or is deemed to have filed, a Proof of Claim or equity interest; (d) any person or entity receiving property under the Plan; and (e) upon each party to this case.

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

          3.       STOCK CANCELLED AND NEW EQUITY.
         Pursuant to Section 1141(d)(1)(B), the Common Interests and Remaining Preferred Interests shall be terminated and cancelled as of the Effective Date, and any and all claims or interests of holders of Common Interests and Remaining Preferred Interests on account of such Common Interests or Remaining Preferred Interests are hereby disallowed and extinguished, and the holders of such Interests shall receive no payments or other property under the Plan. The Series B Preferred Interests shall be treated in the manner set forth in the First Supplement, Second Supplement and New Corporate Documents.

         On the Effective Date, upon making the $3 million equity contribution contemplated by the Plan, Cedar's Fresh Investment, LLC and Crescent Fresh Investments, Inc. shall be the owners of 100% of all of the Interests in the Reorganized Debtor as a result of the equity contribution of the Class 5 Series B Preferred Interests.

          4.       REVESTING OF PROPERTY OF ESTATE.
         Pursuant to section 1141(b) of the Bankruptcy Code, upon the Effective Date, all Estate Assets shall vest in the Reorganized Debtor and shall no longer constitute property of the estate created for the Debtor under section 541 of the Bankruptcy Code, and the Reorganized Debtor shall have complete control and authority over all such property. The revesting of the assets in the Reorganized Debtor contemplated by the Plan is legal, valid and effective, will vest in the Reorganized Debtor good and marketable title to such property free and clear of all Liens, Claims, and Interests except as provided in the Plan.

         5.       DISCHARGE OF DEBTS.
         Except with respect to the Assumed Obligations and as otherwise provided in the Plan or this Order, the equity contribution paid by the Plan Sponsors, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan are in exchange for and in complete satisfaction, discharge, and release of, all Claims and Interests, including, without limitation, any Unsecured Claims. Confirmation of the Plan shall discharge Fresh Choice and the Reorganized Debtor from all Claims or other debts that arose at any time before the Effective Date (other than the Assumed Obligations), and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not: (i) a Proof of Claim based on such debt is filed or deemed filed under section 501 of the Bankruptcy Code; (ii) a Claim based on such debt is Allowed under section 502 of the Bankruptcy Code; or (iii) the holder of a Claim has accepted the Plan. As of the Effective Date all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or any other right that is terminated under the Bankruptcy Code or the Plan are permanently enjoined from commencing or continuing any action, the employment of process, or other action, to collect, recover or offset any such Claim as a liability of Fresh Choice or the Reorganized Debtor to the full extent permitted by section 524 of the Bankruptcy Code. Notwithstanding anything in section 1141(d)(1)(B) of the Bankruptcy Code, the Series B Preferred Interests shall be treated as set forth in the Plan, the First and Second Supplements and related documents.


                                       16
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         6.       INJUNCTION.
         This Confirmation Order shall be a judicial determination, effective on the occurrence of the Effective Date, of discharge and termination of all liabilities and of all claims against the Debtor and the Reorganized Debtor as provided in the Plan. On the Effective Date, and except as otherwise provided by the Plan, all entities who have held, hold or may hold Claims against or Interests in the Debtor or the Debtor's estate that arose prior to the Effective Date are permanently enjoined from: (a) commencing or continuing in any manner, directly or indirectly, any action or other proceeding of any kind against the Reorganized Debtor with respect to any such Claim or Interest; (b) the enforcement, attachment, collection or recovery by any manner or means, directly or indirectly, of any judgment, award, decree, or order against the Reorganized Debtor or any assets or property of the Reorganized Debtor with respect to any such Claim or Interest; (c) creating, perfecting or enforcing, directly or indirectly, any Lien or encumbrance of any kind against the Reorganized Debtor or any property of the Reorganized Debtor with respect to any such Claim; (d) asserting, directly or indirectly any obligation against the Reorganized Debtor any property of the Reorganized Debtor with respect to any such Claim or Interest; and (e) any act, in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan with respect to such Claim or Interest. Except as otherwise provided in the Plan, no claims of the Debtor or Reorganized Debtor against any person or entity shall be discharged, released, or compromised pursuant to the Plan or Confirmation Order.


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          7.       MEANS OF IMPLEMENTATION APPROVED AND AUTHORIZED.
         The Debtor and the Reorganized Debtor, their agents, attorneys, representatives and employees shall be, and they hereby are, authorized, empowered and directed to carry out all the provisions of the Plan, and to perform such acts and execute, deliver, file or record any agreements, instruments, certificates or documents that are necessary, useful or appropriate to implement, effectuate, or consummate the Plan and this Order, including but not limited to the conversion of the Debtor from a corporation to a limited liability company.

          8.       TAX EXEMPTION.
         Pursuant to section 1146(c) of the Bankruptcy Code, the making or delivery of an instrument of transfer related to the property dealt with by the Plan shall not be taxed under any law imposing a stamp, real estate transfer, mortgage recording, sales, or other similar tax. For the sake of clarity, any liens imposed or created in connection with the loan from GE Capital Franchise Finance Corporation, the Plan Sponsors Loan, or the Unsecured Creditor Note, are made under this Plan.

         9.       ASSUMPTION/REJECTION APPROVED.
         All Assumed Contracts shall be deemed assumed on the Effective Date except for the Debtor's unexpired lease of nonresidential real property for its store located in San Luis Obispo, California, which shall neither be assumed nor rejected pursuant to this Order and is the subject of a separate motion filed with the Court on October 12, 2005 to terminate such lease. This Order constitutes the Assumption and Cure Order. The non-debtor party to an Assumed Contract may, in accordance with applicable non-bankruptcy law, exercise such rights, including but not limited to set-off, recoupment and subrogation, to which such party may be entitled under the terms of the Assumed Contract, other than rights that apply as a result of any defaults that exist prior to the Confirmation Date. EXHIBIT B hereto sets forth the Cure Obligations for any existing defaults under the Assumed Contracts required to be cured under section 365(b)(1). The Rejected Contracts set forth on Exhibit B to the Plan are deemed rejected as of the Effective Date by the Debtor pursuant to sections 365 and 1123 of the Bankruptcy Code.


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          10.      POST-CONFIRMATION BAR DATES.
         The following deadlines are hereby fixed for the actions described below. Any holder of a Claim of a kind described in this paragraph, for which a Proof of Claim, motion or application (as the case may be) is not filed on or before the applicable date set forth below, shall not participate in any distribution under the Plan and shall be forever barred from asserting such Claim against the Reorganized Debtor, the Debtor, and any property of the Debtor.

         a.       CLAIMS ARISING UPON REJECTION.
         Pursuant to Section 6.1.2 of the Plan, all Claims against the Debtor arising from the rejection of an executory contract or unexpired lease under the Plan must be filed with the Bankruptcy Court, and served on counsel for the Proponents, not later than thirty (30) days' from the date of service of the notice of entry of the Confirmation Order, or be forever barred from asserting such Claim against the Debtor or any property of the Debtor and from sharing in any distributions under the Plan.

       b.       ADMINISTRATIVE CLAIM BAR DATE.
      Any entity asserting an Administrative Claim (except for Professional Claims described below) against the Debtor must file a request for payment pursuant Section 503(a) of the Bankruptcy Code on or before November 28, 2005, or be forever barred from asserting an Administrative Claim against the Debtor or any property of the Debtor and from sharing in any distributions under the Plan.

       c.       PROFESSIONAL FEE BAR DATE.
       Any Professional asserting a claim for compensation for services rendered and reimbursement for expenses submitted in accordance with Sections 330, 331 or 503(b) of the Bankruptcy Code must file its application for allowance of compensation for services rendered and reimbursement of expenses incurred through the Effective Date of the Plan on or before thirty (30) days after the Effective Date, or be forever barred from asserting a claim for Professional Fees against the Debtor or any property of the Debtor and from sharing in any distributions under the Plan.

         11.      ENTRY OF CONFIRMATION ORDER.
         As soon as practicable after the Confirmation Date, the Debtor shall file and mail the notice of entry of the Confirmation Order to all parties entitled to notice under Bankruptcy Rules 2002(f) and 3020(c).

         12.      RETENTION OF JURISDICTION.
         This Court shall retain jurisdiction over the chapter 11 case and all matters arising out of or related to the chapter 11 case to the fullest extent permissible under (i) section 105(a) of the Bankruptcy Code, (ii) Bankruptcy Rule 3020(d); and (iii) Article IX of the Plan, and as otherwise necessary or useful to aid in the confirmation and consummation of the Plan.

         13.      UNITED STATES TRUSTEE FEES AND REPORTS.
         All fees payable under 28 U.S.C. ss. 1930(a)(6) arising prior to the Effective Date shall be paid by the Debtor, and all such fees arising subsequent to the Effective Date shall be paid by the Reorganized Debtor, in the amounts and at the times such fees may become due, until the chapter 11 case is closed. As of the Effective Date, the Reorganized Debtor shall prepare and submit to the Office of the United States Trustee, on or before the last day of the month after each calendar quarter, the post-confirmation report for a revested debtor in the form suggested by the Office of the United States Trustee for Region 17, unless otherwise agreed by the Reorganized Debtor and the Office of the United States Trustee.

          14.      CONSTRUCTION OF ORDER.
         The failure to reference a particular provision of the Plan in this Order shall not affect the validity or enforceability of such provision. Each provision of the Plan shall be deemed authorized and approved by this Order and shall have the same binding effect of every other provision of the Plan, whether or not mentioned in this Order. This Order shall supersede any Bankruptcy Court orders issued prior to the Effective Date that are inconsistent therewith.

         15.      WAIVER OF STAY PERIODS.
         The ten (10) day stays imposed under Bankruptcy Rule 3020(e) and Bankruptcy Rule 6004(g) are hereby waived.

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

          16.      INCORPORATION OF FINDINGS OF FACT.
         Any additional findings of fact and conclusions of law in the record of the Confirmation Hearing are fully incorporated herein by reference, as if fully set forth herein.

          17.      CERTAIN ACTIONS.
         All matters provided for under the Plan that would otherwise require approval of the owners, stockholders, shareholders, members, directors, managers, or officers of the Debtor under the Plan, including without limitation, (i) the distribution of Cash pursuant to the Plan; (ii) the adoption, execution, delivery, and implementation of all contracts, leases, instruments, releases, and other agreements or documents related to the plan;
(iii) the adoption, execution, and implementation of other matters provided for under the Plan involving the company or organizational structure of the Debtor; and (iv) the conversion of the Debtor from a corporation to a limited liability company, shall be deemed to have occurred and shall be in effect prior to, on, or after the Effective Date (as appropriate), pursuant to the applicable general corporation, limited liability, or partnership law of the state in which the Debtor or the Reorganized Debtor is chartered, organized or incorporated, without any requirement of further action by the owners, stockholders, shareholders, members, directors, managers, or officers of the Debtor.

          18. NOTICE OF EFFECTIVE DATE.
         The Reorganized Debtor shall file with the Bankruptcy Court and serve a notice of the Effective Date of the Plan.

**EXHIBIT A AND EXHIBIT B HERETO HAVE BEEN FILED SEPARATELY AS DOCKET NO. 993**



                                **END OF ORDER**


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                               COURT SERVICE LIST

                           **Attorney to do Service**

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